EMBARGOED FOR USE BEFORE	Contact:
After 8:00pm (Eastern)	Jack Ross, Chairman / CEO
October 19, 2017	Synergy CHC Corp
Jack@synergychc.com
615-939-9004

Synergy CHC Corp. Hires Patrick McCullough as President

Westbrook, Maine, October 19, 2017– Synergy CHC Corp (OTCQB: SNYR), a consumer health care & beauty company, announces the appointment of Patrick McCullough to its management team as President. Mr. McCullough’s appointment is an exciting addition to our organization.

“We are thrilled to add an industry veteran with Pat’s capabilities and relationships to our executive management team. Pat’s ability to insert himself into an organization and exponentially grow both top line and bottom line with a track record of creating extreme shareholder value everywhere he’s been is invaluable to Synergy’s organization. I look forward to working directly with Pat, our new CFO Jeffrey Kadanoff and the rest of the talented and dedicated management team at Synergy to put all of our resources to work and create something special for our shareholders at Synergy.” said Jack Ross, Chairman and CEO of Synergy.

Previously, Mr. McCullough was the Chief Commercial Officer for InterHealth Nutraceutical Incorporated where he doubled sales and EBITDA in two years after joining InterHealth and increased share and profitability of primary brands, capturing a 10% market share in the joint care segment. He also led the commercial team in the divestiture to Lonza in 2016 for $300 million.

Prior to joining InterHealth, Mr. McCullough worked for Corr-Jensen, where he successfully developed and implemented a strategic business plan to introduce Corr-Jensen’s specialty line of products to the U.S. mass market segment.

Mr. McCullough was also the President of Natrol Corp, a $100 million organization, where he led a 250 person organization and increased EBITDA by $10 million in one year.

Mr. McCullough holds a Bachelor’s Degree in Science, with a concentration in Marketing from Indiana University of Pennsylvania.

About Synergy CHC Corp.

Synergy CHC Corp. is a consumer health care & beauty company that is in the process of building a portfolio of best-in-class consumer product brands. Synergy’s strategy is to grow its portfolio both organically and by further acquisition. Synergy’s diversified portfolio now includes FOCUSFactor™, Flat Tummy Tea™, Per-fékt Beauty™, Sneaky Vaunt™, The Queen Pegasus™, Neuragen™, and Hand MD™. For more information, please visit www.synergychc.com.

Synergy’s brands:

Flat Tummy Tea®

Flat Tummy Tea’s uniquely formulated two-step herbal detox tea works to naturally help speed metabolism, boost energy and reduce bloating to flatten your tummy. It’s currently sold exclusively online to a global, 20-30 year old female, predominantly American market.

Since being founded in 2013, Flat Tummy Tea has grown rapidly, largely attributed to the strength of their branding and their innovative and effective use of social media. Their secret is a very specific process and ROI based algorithm used on various online platforms. To date, Flat Tummy Tea has built a targeted social media following of over 1,400,000, many of whom are now customers.

Flat Tummy Tea now has over 13,000 positive written reviews on their website, www.flattummyco.com or visit their Instagram page.

FOCUSfactor®

FOCUSfactor is sold at America’s leading retailers such as Costco, Sam’s Club, Wal-Mart, BJ’s Walgreens, CVS and The Vitamin Shoppe. FOCUSfactor, America’s leading brain health supplement, is a nutritional supplement that includes a proprietary blend of brain supporting vitamins, minerals, antioxidants and other nutrients. In December 2012, the United States Patent and Trademark Office issued US Patent 8,329,227 covering FOCUSfactor’s proprietary formulation “for enhanced mental function.” The issuance of the patent marked one of the few times a patent has been issued for a nationally branded nutritional supplement. FOCUSfactor is clinically tested with results demonstrating improvements in focus, concentration and memory in healthy adults. www.focusfactor.com

Per-fékt Beauty®

Per-fékt Beauty is Synergy’s newest brand that was acquired in June of 2017. Per-fékt Beauty markets and sells a specialized range of beauty products (makeup, skin-care & body) via retailers and online through social media channels.

Per-fékt Beauty is well established in the beauty retail space (Sephora and Ulta), opening up an exciting retail opportunity for the rest of our products in that industry. Even more exciting is the potential to apply the same ROI based algorithm that Flat Tummy Tea uses and is currently being used by The Synergy Effect on various online marketing platforms – what could be more per-fekt?

Per-fékt Beauty be found at perfektbeauty.com or visit their Instagram page.

Sneaky Vaunt®

Sneaky Vaunt is one of Synergy’s newest brands that just launched in March of 2017. Sneaky Vaunt markets and sells a backless, strapless, stick on, push up bra exclusively online through social media channels.

Sneaky Vaunt is being marketed on the same ROI based algorithm that Flat Tummy Tea uses and is currently being used by The Synergy Effect on various online marketing platforms. In just over three months, Sneaky Vaunt has built a targeted social media following of over 399,000 on Instagram.

Sneaky Vaunt can be found at sneakyvaunt.com or visit their Instagram page.

The Queen Pegasus®

The Queen Pegasus is Synergy’s newest brand that just launched in August of 2017. The Queen Pegasus markets and sells a lash elixir kit exclusively online through social media channels.

The Queen Pegasus is being marketed on the same ROI based algorithm that Flat Tummy Tea and Sneaky Vaunt use and is currently being used by The Synergy Effect on various online marketing platforms.

The Queen Pegasus can be found at thequeenpegasus.com or visit their Instagram page.

Neuragen®

Neuragen® is a topical product that works directly at the site of the pain as opposed to oral products. Neuragen® reduces the spontaneous firing of damaged peripheral nerves. By calming these firings at the source, Neuragen® is clinically shown to reduce shooting and burning pains quickly and without the side effects of orally taken medications. This is in part due to the small lipophilic molecules found in Neuragen® which rapidly carry the active ingredients through the rough outer layer of the skin to the site of the pain. Neuragen® is available over the counter in most local pharmacies either in the diabetic section or the analgesic (pain) section. For more information, please visit www.neuragen.com.

Hand MD®

Hand MD is the world’s first anti-aging skincare line formulated specifically for the hands. Hands reveal a woman’s true age and the rejuvenation of the hand has become women’s #1 aging concern. Developed by Kara Harshbarger and renowned celebrity dermatologist Dr. Alex Khadavi, Hand MD’s extensive clinical trials show significant improvement in the appearance of fine lines and wrinkles, skin hydration, hyper-pigmentation and radiance. HAND MD launched on QVC and sold out in an astonishing 5 minutes. www.hand-md.com.

The Synergy Effect®

The Synergy Effect is Synergy’s fast-growth online marketing platform, a growth engine built to grow brands exponentially online. Launched in 2017, The Synergy Effect powers Synergy’s brands online, driving revenue using best-in-class digital strategy and its proprietary ROI algorithm. Already boasting success stories including Flat Tummy Tea and Sneaky Vaunt, both of which have experienced unprecedented growth in digital and social media, The Synergy Effect will spend the upcoming year further unlocking the huge online growth potential within Synergy’s existing portfolio of brands, as well as brands acquired by Synergy.

More information on The Synergy Effect can be found at www.thesynergyeffect.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to risks and uncertainties. All statements, other than statements of historical facts, regarding management’s expectations, beliefs, goals, plans or Synergy’s prospects should be considered forward-looking. Readers are cautioned that actual results may differ materially from projections or estimates due to a variety of important factors, including: Synergy’s ability to integrate any new products into its current operations; the risks and uncertainties associated with Synergy’s ability to manage its cash resources; obtaining additional financing to support Synergy’s operations; Synergy’s dependence on third parties for its research and development, manufacturing and distribution functions; Synergy’s dependence on its license relationships; protecting the intellectual property developed by or licensed to Synergy; and Synergy’s ability to build its operations to support its business strategy and promote its products. These and other risks are described in greater detail in Synergy’s filings with the SEC, copies of which are available free of charge at the SEC’s website (www.sec.gov) or upon request from Synergy. Synergy may not actually achieve the goals or plans described in its forward-looking statements, and investors should not place undue reliance on these statements. Synergy assumes no obligation and does not intend to update these forward-looking statements, except as required by law.